UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 12, 2009

IRONWOOD GOLD CORP.
 (Exact Name of Registrant as Specified in Charter)

Nevada	000-53267	74-3207792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7047 E. Greenway Parkway #250 Scottsdale, AZ	85254
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  1-888-356-4942

Former name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)  Election of Directors

On November 12, 2009, Ironwood Gold Corp. (the “Company”) appointed Rodney A. Blakestad to the Company’s Board of Directors.

Mr. Blakestad is a senior exploration and resource geologist with more than thirty years North American and international experience. In the early 1970s, Mr. Blakestad was involved in regional porphyry Cu-Mo exploration throughout interior Alaska. Between 1975-80, he was a lead geologist for volcanic massive sulfide (VMS) and sediment-hosted massive sulfide exploration projects in the Alaska Range, resulting in more than 20 mineral discoveries. Between 1980-90, he was Principal Investigator for numerous placer gold, lode gold, and tungsten exploration projects in central Alaska. During the period 1990 through 1993, Mr. Blakestad was regional manager for environmental firms based in Denver, CO. Since 1994, Mr. Blakestad has been involved in regional reconnaissance and exploration for gold, silver and/or platinum group metals (PGM) deposits in Mexico, Ghana, Guyana, Alaska, and Nevada. He was appointed V.P. Exploration for Robex Resources for gold exploration in Mali, West Africa until April 2005, Director for Nevada Star Resource Corp. until March 2007, and a Director for Columbia Metals Corp. Ltd. until May 2007. From June 2007 until August 2008, Mr. Blakestad was V.P. Exploration for Little Squaw Gold Mining Co. concentrating his efforts toward resource development opportunities in Alaska, Nevada, Mexico and Brazil. In 2008, he rejoined Columbia Metals (now NWM mining) where he is Senior Geologist developing the Lluvia de Oro and La Jojoba gold deposits in Sonora, Mexico. Mr. Blakestad was also the co – discoverer of The Ft. Knox gold deposit (+4 million ounces gold) in Alaska.

Mr. Blakestad has not previously held any positions with the Company and there have been no related party transactions between Mr. Blakestad and the Company.  Mr. Blakestad has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.  There are no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which Mr. Blakestad had or will have a direct or indirect material interest.  There is no material plan, contract or arrangement (whether or not written) to which Mr. Blakestad is a party or in which he participates that is entered into or material amendment in connection with our appointment of Mr. Blakestad, or any grant or award to Mr. Blakestad or modification thereto, under any such plan, contract or arrangement in connection with our appointment of Mr. Blakestad.

There are no arrangements or understandings between Mr. Blakestad and any other persons, pursuant to which Mr. Blakestad was selected as a director.  Mr. Blakestad has not been named or, at the time of this Current Report, is not expected to be named to any committee of the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONWOOD GOLD CORP.

Date: November 12, 2009	By:	/s/ Behzad Shayanfar
Behzad Shayanfar
Director